UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________________

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 16, 2014

Immunomedics, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-12104	61-1009366
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 The American Road, Morris Plains, New Jersey	07950
(Address of Principal Executive Offices)	(Zip Code)

(973) 605-8200
(Registrant's telephone number, including area code)

___________________Not applicable_____________________ (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 8.01.    Other Events

On October 3, 2013, Takeda Pharmaceutical Company Limited, the parent company of Nycomed GmbH (“Takeda-Nycomed”), delivered notice of termination of its worldwide licensing agreement (the “Agreement”) with Immunomedics, Inc. (the “Company”) to develop, manufacture and commercialize veltuzumab for the treatment of all non-cancer indications.  Takeda-Nycomed terminated the Agreement subsequent to the Company’s filing of arbitration proceedings concerning delays in Takeda-Nycomed’s development of veltuzumab, which the Company argued was a material breach of the Agreement.  In response to the Company’s claim for damages for the delays, Takeda-Nycomed made certain counterclaims against the Company.

On December 16, 2014, the Company was notified that the arbitrator awarded no money to either party and the award was in full settlement of all claims and counterclaims submitted to arbitration.  All rights to veltuzumab have reverted back to the Company as a result of the termination.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMMUNOMEDICS, INC.

By:	/s/ Cynthia L. Sullivan
	Name:	Cynthia L. Sullivan
	Title:	President and Chief Executive Officer

Date:  December 17, 2014